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                                                                      EXHIBIT 21

SUBSIDIARIES OF REGISTRANT


NAME OF SUBSIDIARY                          JURISDICTION OF INCORPORATION
------------------                          -----------------------------

The Long Island Savings Bank, FSB                     New York

Long Island Savings Agency                            New York

Kyle Development Corp.                                New York

Longrich Investors Inc.                               New York

Mortgage Headquarters Inc.                            New York

Syosset Connecticut Realty Inc.                       Connecticut

Syosset New Jersey Realty Inc.                        New Jersey

Longco Investors Inc.                                 New York

Longpond Investors Inc.                               New York

Christa Realty Corp.                                  New York

First Home Mortgage Corp. of Virginia                 Virginia

3366 Park Ave. Corp.                                  New York

Starline Development Corp.                            New York

Syosset Document Corp.                                New York

Great Neck Towers Corp.                               New York

Oldfield Realty Corp.                                 New York

63 Ocean Realty Corp.                                 New York

Suffco Service Corp.                                  New York

201 Old Country Road Inc.                             New York